Exhibit 10.3

LEASE EXTENSION AGREEMENT

ONEPAK, INC

THIS LEASE EXTENSION AGREEMENT made as of the 12th day of December 2008, by and between Maurice Feigenbaum, as Trustee of the Finelle Realty Trust under a Declaration of Trust dated June 2, 1983 and originally recorded with the North Essex Registry of Deeds in Book 1681, Page 85, (“Landlord”) and OnePak, Inc., with a mailing address of PO Box 130, Orleans, MA 02653 (“Tenant”).

Reference is hereby made to a Commercial Lease entered into by and between Tenant and Landlord for a term beginning January 1, 2007, and terminating December 31, 2008 (the “Lease”), of certain Premises known as Unit “H” in a Building located at 56 Main Street, Orleans, Massachusetts, together with the Common Areas appurtenant thereto, described more fully in the Lease.

In consideration of the mutual promises contained in the Lease and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord hereby agree to extend the Lease for a term of two (2) annual periods, starting January 1, 2009 and terminating December 31, 2010 (this “Extension”).

Beginning with the start of the first annual period, January 1, 2009, and running through the second annual period of this Extension, the New Monthly Rent (“New Monthly Rent”) for each New Annual Period (“New Annual Period”) shall be adjusted by reference to the “Northeast Regional Consumer Price Index (the “CPI”) for All Urban Consumers” published by the Bureau of Labor Statistics of the U.S. Department of Labor and calculated according to the following Formula below:

(Formula.) The New Monthly Rent equals the product of the previous Monthly Rent (“Old Monthly Rent”) of each previous Annual Period that immediately precedes each New Annual Period (“Old Annual Period”) multiplied by the quotient of the CPI of the October which immediately precedes the New Annual Period divided by the CPI of the October which immediately precedes the Old Annual Period, provided no such adjustment shall reduce the New Monthly Rent below the Old Monthly Rent.

[	Init. Init.	]

Except as herein modified, all other terms and conditions of the Lease shall remain unchanged and in force and effect.

LANDLORD: FINELLE REALTY TRUST		TENANT: ONEPAK, INC.

by:	/s/ Maurice Feigenbaum	by:	/s/ Steven V. Andon
	Maurice Feigenbaum, its: Trustee		Steven V. Andon, CEO

COMMONWEALTH OF MASSACHUSETTS

Barnstable, ss..	December 15, 2008

Then personally appeared the above-named Steven V. Andon and acknowledge the foregoing instrument to be his free act and deed, before me.

/s/ Marilyn Sanders
Notary Public My commission expires:

COMMONWEALTH OF MASSACHUSETTS

Bristol, ss.	Jan 8, 2009

Then personally appeared the above-named Maurice Feigenbaum and acknowledged the foregoing instrument to be his free act and deed, before me.

Notary Public
My commission expires: 2/23/2012

[	Init. Init.	]